UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2019

Inovio Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14888	33-0969592
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

660 W. Germantown Pike, Suite 110

Plymouth Meeting, PA 19462

(Address of principal executive offices, including zip code)

(267) 440-4200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 21, 2019, the Board of Directors (the “Board”) of Inovio Pharmaceuticals, Inc. (the “Company”) appointed Ann C. Miller, M.D. to serve as a director of the Company. Dr. Miller’s term will continue until the Company’s 2019 Annual Meeting of Stockholders. There is no arrangement or understanding between Dr. Miller and any other person pursuant to which she was selected as a director of the Company, and there is no family relationship between Dr. Miller and any of the Company’s other directors or executive officers. The Company is not aware of any transaction involving Dr. Miller requiring disclosure under Item 404(a) of Regulation S-K. Additional information regarding Dr. Miller is set forth below:

Ann C. Miller, M.D., age 62, joined the Board in March 2019. Dr. Miller worked at Sanofi S.A. from 2012 until her retirement in September 2018, serving as Vice President of Marketing and Vice President of Global Marketing, Oncology Division. From 2009 to 2011, Dr. Miller served as Senior Vice President of Pharmaceutical Services at Eisai Co., Ltd., leading its Primary Care and Specialty Business unit. Dr. Miller previously served in management roles in global marketing at Amgen Inc. and in positions of increasing responsibility at Merck & Co., Inc. over a period of 16 years. Dr. Miller received an M.D. from the Duke University School of Medicine and a B.A. in chemistry with honors from Duke University. She is a member of the Duke University Medical Alumni Council.

Dr. Miller will be compensated in accordance with the Company’s non-employee director compensation policy. She will receive an annual cash retainer of $45,000 for serving on the Board. In addition, Dr. Miller received initial equity awards under and pursuant to the Company’s 2016 Omnibus Incentive Plan upon her appointment as of March 21, 2019, the date of grant. As a newly elected director, Dr. Miller was awarded 12,821 restricted stock units and a stock option to purchase 20,000 shares of the Company’s common stock at an exercise price of $3.72, the closing price of the Company’s common stock on the date of grant. The restricted stock units will vest over a period of three years, with one-third of the shares vesting on each of the first, second and third anniversaries of the grant date, subject to Dr. Miller’s continued service as a director of the Company as of each vesting date. With respect to the shares of common stock underlying the stock option grant, one-quarter of the shares vested as of the grant date, with the remainder vesting in three equal annual installments on the first, second and third anniversaries of the grant date, subject to Dr. Miller’s continued service as a director of the Company as of each vesting date. Dr. Miller will be eligible to receive additional annual equity awards on each date of the Company’s annual meeting of stockholders in accordance with the non-employee director compensation policy.

Item 7.01	Regulation FD Disclosure.

On March 25, 2019, the Company issued a press release announcing the appointment of Dr. Miller to the Board. A copy of this press release is furnished herewith as Exhibit 99.1 to this Current Report. The information contained in the press release furnished as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Exhibit Description
99.1	Press Release, dated March 25, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INOVIO PHARMACEUTICALS, INC.

Date: March 25, 2019	By:	/s/ Peter Kies
Peter Kies
Chief Financial Officer